Exhibit 99.1

FOR IMMEDIATE RELEASE
Investors Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com
Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com
EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2009
•	3Q and nine month 2009 total revenues of $43.3 and $181.0 million, respectively
•	3Q 2009 net income of $0.9 million, or $0.03 per share
•	Nine month 2009 net income of $26.9 million, or $0.89 per share
•	September 30, 2009 cash and cash equivalents of $118.8 million
•	2009 financial guidance reaffirmed—revenue range maintained at $225 to $240 million, net income in excess of $20 million
ROCKVILLE, MD, November 5, 2009—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the third quarter and nine months ended September 30, 2009.
Total revenues for the third quarter and nine months of 2009 were $43.3 million and $181.0 million, respectively. Net income for the third quarter and first nine months of 2009 was $0.9 million, or $0.03 per basic share, and $26.9 million, or $0.89 per basic share, respectively.
R. Don Elsey, chief financial officer of Emergent BioSolutions, stated, “Our financial performance for the third quarter and first nine months of 2009 is in line with our expectations and, as a result, supports our reaffirmation of our full year 2009 financial guidance. We have commenced deliveries of BioThrax into the SNS under the follow-on contract with HHS, which runs through September 2011. We are conducting ongoing development work on several of our vaccine and therapeutic candidates in our anthrax program under various development contracts and grants with NIAID. We also continue to make significant investments in our commercial product pipeline, most notably our tuberculosis candidate, which is in a Phase IIb efficacy trial in South Africa. In addition, we continue to invest in our manufacturing and product development infrastructure through the purchase of two separate facilities that provide additional flexibility and reduced annual operating expenses. Finally, we continue to pursue expansion of our product portfolio through acquisition and in-licensing.”
3Q 2009 Key Operational Accomplishments
•	Secured a $4.9 million development grant from NIAID to fund development of an advanced anthrax vaccine candidate, dmPA7909, one of the Company’s next generation anthrax vaccine candidates under development, over a two-year period; funding provides for manufacturing of clinical lots, non-clinical safety and efficacy studies, and stability studies to demonstrate whether the vaccine candidate can withstand high temperatures up to 37[o]C;
•	Entered into an agreement to purchase a facility in Baltimore, Maryland for product development and manufacturing purposes, with an expected closing by the end of November 2009;
•	Entered into an agreement to purchase the product development facility in Gaithersburg, Maryland that the Company previously leased; the transaction closed in October, for a total purchase price of $6.4 million.
3Q 2009 Key Financial Results
Product Sales
For 3Q 2009, product sales were $39.0 million, a decrease of $16.5 million, or 30 percent, from $55.5 million in 3Q 2008. The decrease was primarily due to a 31 percent decline in the number of doses of BioThrax® delivered.
For the nine month period of 2009, product sales were $170.0 million, an increase of $30.7 million, or 22 percent, from $139.3 million for the comparable period of 2008, primarily due to payments from HHS of $34.0 million related to the approval of four-year expiry dating for BioThrax®.
Contracts and Grants Revenues
For 3Q 2009, contracts and grants revenue was $4.3 million, an increase of $3.1 million, or 281 percent, from $1.1 million in 3Q 2008. For the nine month period of 2009, contracts and grants revenue was $11.0 million, an increase of $7.5 million, or 214 percent, from $3.5 million for the comparable period of 2008. Contracts and grants revenue for 3Q 2009 and the nine month period of 2009 primarily consisted of development revenue from NIAID and BARDA.
Cost of Product Sales
For 3Q 2009, cost of product sales was $8.7 million, a decrease of $1.8 million, or 17 percent, from $10.5 million in 3Q 2008. The decrease primarily reflects a decline of 31 percent in the doses of BioThrax® delivered, partially offset by an increase in the average cost per dose sold associated with reduced production yield in the period during which the doses sold were produced.
For the nine month period of 2009, cost of product sales was $34.5 million, an increase of $7.3 million, or 27 percent, from $27.2 million for the comparable period of 2008. This increase was attributable to an increase in the average cost per dose sold associated with reduced production yield in the period during which the doses sold were produced.
Research and Development
For 3Q 2009, research and development expenses were $18.8 million, an increase of $2.1 million, or 13 percent, from $16.6 million in 3Q 2008. This increase reflects higher contract service costs, and includes increased expenses of $4.4 million on product candidates in our biodefense programs, decreased expenses of $3.4 million on product candidates in our commercial programs, and increased expenses of $1.2 million in other research and development expenses, which are in support of technology platforms.
For the nine month period of 2009, research and development expenses were $55.4 million, an increase of $10.1 million, or 22 percent, from $45.3 million for the comparable period of 2008. This increase reflects higher contract service costs, and includes increased expenses of $11.7 million on product candidates in our biodefense programs, decreased expenses of $5.4 million related to our commercial programs, and increased expenses of $3.7 million in other research and development expenses.

Selling, General and Administrative
For 3Q 2009, selling, general and administrative expenses were $19.8 million, an increase of $5.7 million, or 40 percent, from $14.1 million in 3Q 2008. This increase primarily reflects $6.0 million of additional general and administrative expenses, including increased litigation services and other professional services, partially offset by decreased expenses of $0.3 million in sales and marketing expenses.
For the nine month period of 2009, selling, general and administrative expenses were $55.1 million, an increase of $13.9 million, or 34 percent, from $41.2 million for the comparable period of 2008. This increase primarily reflects $14.6 million of additional general and administrative expenses, including increased litigation services and other professional services, as well as a $3.8 million non-cash charge associated with the Company’s Frederick, Maryland facilities and a $1.4 million non-cash charge associated with acquisitions that were in progress but not completed as of December 31, 2008, partially offset by decreased expenses of $0.7 million in sales and marketing expenses.
Financial Condition and Liquidity
Cash and cash equivalents at September 30, 2009 was $118.8 million compared to $91.5 million at December 31, 2008. Additionally, at September 30, 2009, the accounts receivable balance was $25.7 million, which is comprised primarily of an unpaid balance due from the U.S. government for doses of BioThrax® delivered in 3Q 2009.
2009 Financial Outlook
For 2009, the Company is reaffirming its financial outlook and is forecasting 25% to 35% growth in year-over-year total revenue to approximately $225 to $240 million. The Company also anticipates 2009 net income in excess of $20 million.
Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on November 5, 2009 to discuss the financial results for the third quarter and first nine months of 2009, recent business developments and the outlook for the remainder of 2009. The conference call will be accessible by dialing 888/680-0869 or 617/213-4854 (international) and providing passcode 12852812. A webcast of the conference call will be accessible from the Company’s website at www.emergentbiosolutions.com, under “Investors”.
A replay of the conference call will be accessible, approximately one hour following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using the passcode 34130934. The replay will be available through November 19. The webcast will be archived on the Company’s website, www.emergentbiosolutions.com, under “Investors”.
About Emergent BioSolutions Inc.
Emergent BioSolutions Inc. is a biopharmaceutical company focused on the development, manufacture and commercialization of vaccines and therapeutics that assist the body’s immune system to prevent or treat disease. Emergent’s marketed product, BioThrax® (Anthrax Vaccine Adsorbed), is the only vaccine approved by the U.S. Food and Drug Administration for the prevention of anthrax disease. Emergent’s development pipeline includes programs focused on anthrax, botulism, tuberculosis, typhoid, hepatitis B and chlamydia. Additional information may be found at www.emergentbiosolutions.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including any potential future securities offering, our expected revenue growth and net earnings for 2009, and any other statements containing the words “believes”, “expects”, “anticipates”, “plans”, “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts; our plans to pursue label expansions and improvements for BioThrax®; our plans to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; our ongoing and planned development programs, preclinical studies and clinical trials; our ability to identify and acquire or in-license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; the timing of and our ability to obtain and maintain regulatory approvals for our other product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 and subsequent reports filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2009	2008
	(Unaudited)
Revenues:
Product sales	$39,004	$55,478
Contracts and grants	4,268	1,121

Total revenues	43,272	56,599

Operating expense:
Cost of product sales	8,684	10,519
Research and development	18,772	16,627
Selling, general and administrative	19,767	14,115

Income (loss) from operations	(3,951)	15,338

Other income (expense):
Interest income	426	476
Interest expense	(4)	2
Other income (expense), net	6	(1)

Total other income (expense)	428	477

Income (loss) before provision for (benefit from) income taxes	(3,523)	15,815

Provision for (benefit from) income taxes	(2,984)	5,857

Net income (loss)	(539)	9,958

Net loss attributable to noncontrolling interest	1,488	428

Net income attributable to Emergent BioSolutions Inc.	$949	$10,386

Earnings per share — basic	$0.03	$0.35
Earnings per share — diluted	$0.03	$0.34

Weighted-average number of shares — basic	30,507	29,819
Weighted-average number of shares — diluted	31,535	30,591

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)
Revenues:
Product sales	$170,012	$139,308
Contracts and grants	10,970	3,496

Total revenues	180,982	142,804

Operating expense:
Cost of product sales	34,480	27,211
Research and development	55,362	45,308
Selling, general and administrative	55,115	41,212

Income from operations	36,025	29,073

Other income (expense):
Interest income	1,031	1,598
Interest expense	(14)	(4)
Other income (expense), net	(28)	183

Total other income (expense)	989	1,777

Income before provision for income taxes	37,014	30,850

Provision for income taxes	14,130	12,051

Net income	22,884	18,799

Net loss attributable to noncontrolling interest	4,026	428

Net income attributable to Emergent BioSolutions Inc.	$26,910	$19,227

Earnings per share — basic	$0.89	$0.65
Earnings per share — diluted	$0.86	$0.64

Weighted-average number of shares — basic	30,322	29,778
Weighted-average number of shares — diluted	31,314	30,152

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,777	$91,473
Accounts receivable	25,713	24,855
Inventories	15,816	19,728
Assets held for sale	17,470	—
Note receivable	10,000	10,000
Income tax receivable	1,510	—
Prepaid expenses and other current assets	6,131	6,623

Total current assets	195,417	152,679

Property, plant and equipment, net	112,645	124,656
Deferred tax assets, net	7,081	12,073
Restricted cash	208	208
Other assets	1,451	1,172

Total assets	$316,802	$290,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,236	$18,254
Accrued expenses and other current liabilities	1,320	1,399
Accrued compensation	14,163	11,380
Indebtedness under line of credit	—	15,000
Long-term indebtedness, current portion	19,087	6,248
Income taxes payable	—	951
Deferred tax liabilities, net	1,246	557
Deferred revenue	255	232

Total current liabilities	57,307	54,021

Long-term indebtedness, net of current portion	20,500	35,935
Other liabilities	1,613	1,483

Total liabilities	79,420	91,439

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred Stock $0.001 par value; 15,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	—	—
Common Stock, $0.001 par value; 100,000,000 shares authorized; 30,798,809 and 30,159,546 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	31	30
Additional paid-in capital	118,563	109,170
Accumulated other comprehensive loss	(1,130)	(859)
Retained earnings	117,918	91,008

Total Emergent BioSolutions Inc. stockholders’ equity	235,382	199,349
Noncontrolling interest in subsidiary	2,000	—

Total stockholders’ equity	237,382	199,349

Total liabilities and stockholders’ equity	$316,802	$290,788

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
 (in thousands)

	Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$22,884	$18,799
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	3,645	1,733
Depreciation and amortization	3,677	3,547
Deferred income taxes	7,236	185
Non-cash development expenses from joint venture	6,026	—
Loss (gain) on disposal of property, plant and equipment	32	(182)
Provision for impairment of long-lived assets	3,818	—
Excess tax benefits from stock-based compensation	(1,555)	—
Changes in operating assets and liabilities:
Accounts receivable	(858)	4,747
Inventories	3,912	(619)
Income taxes	(2,461)	(4,767)
Prepaid expenses and other assets	213	(2,749)
Accounts payable	4,372	(1,165)
Accrued compensation	2,783	876
Accrued expenses and other liabilities	51	(447)
Deferred revenue	23	(702)

Net cash provided by operating activities	53,798	19,256

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,376)	(16,464)
Issuance of note receivable	—	(10,000)

Net cash used in investing activities	(14,376)	(26,464)

Cash flows from financing activities:
Proceeds from line of credit	30,000	45,000
Issuance of common stock subject to exercise of stock options	4,193	620
Principal payments on long-term indebtedness and line of credit	(47,596)	(44,544)
Excess tax benefits from stock-based compensation	1,555	—
Restricted cash release	—	5,000

Net cash provided by (used in) financing activities	(11,848)	6,076

Effect of exchange rate changes on cash and cash equivalents	(270)	90

Net increase (decrease) in cash and cash equivalents	27,304	(1,042)
Cash and cash equivalents at beginning of period	91,473	105,730

Cash and cash equivalents at end of period	$118,777	$104,688